UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	June 9, 2015

Commission File Number	Registrant, State of Incorporation, Address And Telephone Number	I.R.S. Employer Identification No.

1-3526	The Southern Company (A Delaware Corporation) 30 Ivan Allen Jr. Boulevard, N.W. Atlanta, Georgia 30308 (404) 506-5000	58-0690070

The name and address of the registrant have not changed since the last report.

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.    Other Events.

On June 9, 2015, The Southern Company (the “Company”) entered into an Underwriting Agreement covering the issue and sale of $600,000,000 aggregate principal amount of its Series 2015A 2.750% Senior Notes due June 15, 2020 (the “Senior Notes”). The Senior Notes were registered under the Securities Act of 1933, as amended, pursuant to the shelf registration statement (Registration No. 333-202413) of the Company.

Item 9.01.    Financial Statements and Exhibits.

(d) Exhibits.

1.2
Underwriting Agreement relating to the Senior Notes, dated June 9, 2015, among the Company and BNP Paribas Securities Corp., Goldman, Sachs & Co., J.P. Morgan Securities LLC, U.S. Bancorp Investments, Inc. and Wells Fargo Securities, LLC, as representatives of the several Underwriters named in Schedule I thereto.

4.2	Eleventh Supplemental Indenture to the Senior Note Indenture dated as of June 12, 2015, providing for the issuance of the Senior Notes.

4.8	Form of the Senior Note (included in Exhibit 4.2 above).

5.1	Opinion of Troutman Sanders LLP relating to the Senior Notes.

12.1	Computation of ratio of earnings to fixed charges.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 12, 2015	THE SOUTHERN COMPANY

	By	/s/ Matthew D. Bozzelli
Matthew D. Bozzelli Assistant Secretary